SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.             [ ]  Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                           UNICO AMERICAN CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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                           UNICO AMERICAN CORPORATION
                             23251 Mulholland Drive
                      Woodland Hills, California 91364-2732

                              ---------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held Friday, May 30, 2003


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Unico American Corporation (the "Company") to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, at 2:00 p.m. local time, to consider and act upon the following matters:

     1. The election of seven (7) directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified; and

     2. The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 11, 2003, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting. The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                    By Order of the Board of Directors,


                                    /s/ Erwin Cheldin
                                    -----------------
                                    Erwin Cheldin
                                    Chairman of the Board, President, and
                                    Chief Executive Officer

                                    Woodland Hills, California
                                    April 16, 2003

                           UNICO AMERICAN CORPORATION
                           --------------------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 30, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367 on May 30, 2003, at 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies that are properly completed, signed, and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 11, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 5,489,533 shares of common stock, the only outstanding voting securities of the Company. For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting, but not for purposes of determining the results of the vote.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. The approximate mailing date of this Proxy Statement and the Company's proxy card is April 16, 2003.

                              ELECTION OF DIRECTORS
The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range. The current number of authorized directors established by the Board of Directors is eight (8). There is a vacancy on the Board of Directors and the Board has determined not to nominate any person to fill such vacancy at this time. Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified. Each nominee is currently a director, having served in that capacity since the date indicated in the following table. All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors, provided, however, that the proxies cannot be voted for a greater number of persons than seven. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the seven nominees listed in the following table.

The following table provides certain information as of April 12, 2003, for each person named for election as a director, which includes all executive officers of the Company:
                                                                         First
                             Present Position with Company or           Elected
 Name                  Age   Principal Occupation and Prior History     Director
 ----                  ---   --------------------------------------     --------

 Erwin Cheldin          71    President, Chief Executive Officer and       1969
                              Director since 1969.  Chairman of the
                              Board since 1987.

 Cary L. Cheldin        46    Executive Vice President since 1991.         1983
                              Vice President 1986 to 1991 and
                              Secretary 1987 to 1991.

 Lester A. Aaron, CPA   57    Treasurer and Chief Financial Officer        1985
                              since 1985.  Secretary 1991 to 1992.

 George C. Gilpatrick   58    Vice President,  Management  Information     1985
                              Systems, since 1981. Secretary since 1992.

 David A. Lewis, CPCU   81    Director.  Retired  insurance  executive     1989
                              with  over 40 years  insurance experience.
                              The  last 27 years  were  with  the
                              Transamerica  Group of insurance companies.

 Warren D. Orloff       68    Retired actuary with over 40 years'          2001
                              experience specializing in retirement
                              plans. From 1990 until retiring in 1997, he was an independent actuarial consultant for pension administration firms. He is a Fellow of Society of Actuaries, Fellow of
                              Conference of Consulting Actuaries, and
                              member of Academy of Actuaries.

 Donald B. Urfrig       61    Consulting engineer in the areas of         2001
                              project management and integrated product development since 1996. In addition, he is also a private investor and owner of commercial and agricultural businesses for the past 31 years. From 1963 to 1996 worked in the aerospace industry in both technical and management positions.

Except for Cary Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company are related to any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board.

During the year ended December 31, 2002, the Company's Board of Directors held one meeting at which all directors were present. Non-employee directors receive $2,000 each quarter as compensation for the committee meetings they attend and $1,000 for each board meeting they attend. All incumbent directors attended 75% or more of the combined total meetings of the Board of Directors and the committees on which they served.

The Board of Directors has established an Audit Committee presently consisting of David A. Lewis, Warren D. Orloff and Donald B. Urfrig. The Audit Committee of the Board of Directors oversees matters involving the independent accountants and the integrity of the Company's financial reporting process. The Audit Committee met four times during the year ended December 31, 2002, and held one meeting subsequent to the year ended December 31, 2002, to discuss accounting and financial statement matters related to the year ended December 31, 2002. Mr. Lewis, Mr. Orloff and Mr. Urfrig are independent as defined in the rules of National Association of Securities Dealers (NASD) listing standards.

The Board of Directors has also established a Compensation Committee presently consisting of Messrs. Cary Cheldin, Aaron, and Orloff. This Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held one meeting during the year ended December 31, 2002. The Company does not have a nominating committee of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 11, 2003, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each Director, nominee for Director, and all Executive Officers and Directors as a group. Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name.



                                                                            Amount Beneficially Owned
                                                                            -------------------------
                                                                                         (1)                        (1)
                                                                                       Options                    Percent
                                                                      Without         Currently                      Of
Name of Beneficial Owner                                              Options        Exercisable       Total       Class
------------------------                                              -------        -----------       -----       -----
Certain Beneficial Owners
-------------------------
Erwin Cheldin                                                         2,314,150            0          2,314,150      42.2%
23251 Mulholland Drive, Woodland Hills, CA 91364

Schwartz  Investment  Counsel,  Inc.,  and  Schwartz  Investment
Trust,  on behalf of its series Funds,  Schwartz Value Fund, and
Ave Maria Catholic Values Fund (2)                                      520,445                         520,445       9.5%

Dimensional Fund Advisors, Inc. (3)                                     475,200                         475,200       8.7%
1299 Ocean Avenue, Santa Monica, CA 90401

Wellington Management Co., LLP (4)                                      425,000                         425,000       7.7%
75 State Street, Boston, MA 02109

General Re Corporation (5)                                              405,102                         405,102       7.4%
695 East Main Street, Stamford, CT 06904

FMR Corp. (6)                                                           309,000                         309,000       5.6%
82 Devonshire Street, Boston, MA 02109

Executive Officers, Directors, and Nominees for Director
--------------------------------------------------------
Erwin Cheldin                                                         2,314,150            0          2,314,150      42.2%
Cary L. Cheldin                                                         202,760            0            202,760       3.7%
Lester A. Aaron                                                         150,171            0            150,171       2.7%
George C. Gilpatrick                                                    116,717            0            116,717       2.1%
David A. Lewis                                                            3,000            0              3,000       0.1%
Warren D. Orloff                                                              0            0                  0       0.0%
Donald B. Urfrig                                                         20,000            0             20,000       0.4%

All executive officers & directors
as a group (7 persons)                                                2,806,798            0          2,806,798      51.1%

  (1) Includes for each person or group, shares issuable upon exercise of presently exercisable options or options exercisable within 60 days held by such person or group.
  (2) Per Schedule 13G dated February 10, 2003. (3) Per Schedule 13G dated February 3, 2003
  (4) Per Schedule 13G dated February 14, 2003. Of the 425,000 shares beneficially owned, Wellington Management Company, LLP, does not have sole voting power over the shares, has shared voting power over 375,000 shares, and has shared power to dispose or to direct the disposition of 425,000 shares.
  (5) Per Schedule 13G dated February 14, 2003. Of the 405,102 shares beneficially owned, General Re Corporation does not have sole voting power over the shares, has shared voting power over 405,102 shares, and has shared power to dispose or to direct the disposition of 405,102 shares.
  (6) Per Schedule 13G dated February 14, 2000. Of the 309,000 shares beneficially owned, FRM Corp. does not have sole or shared voting power over the shares, and has sole power to dispose or to direct the disposition of 309,000 shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation
---------------------------------
The following table sets forth information for years ended December 31, 2002, 2001, and 2000 as to executive compensation paid to the chief executive officer and the other executive officers of the Company for the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE
                                                                       Annual Compensation         All Other
             Name and Principal Position              Year                                      Compensation (*)
             ---------------------------              ----
                                                                     Salary          Bonus
                                                                      ($)             ($)             ($)
                                                                      ---             ---             ---
     Erwin Cheldin                                    2002          300,000            -             30,000
       President, Chief Executive Officer             2001          431,375            -             35,000
       and Chairman of the Board                      2000          431,375            -             30,000

     Cary L. Cheldin                                  2002          275,000         25,000           30,000
       Executive Vice President                       2001          330,000         25,000           35,000
                                                      2000          330,000         32,500           30,000

     Lester A. Aaron                                  2002          180,000         40,000           30,000
       Treasurer and Chief Financial Officer          2001          171,000         40,000           35,000
                                                      2000          170,000         40,000           30,000

     George C. Gilpatrick                             2002          170,000         40,000           30,000
       Vice President and Secretary                   2001          165,000         40,000           35,000
                                                      2000          165,000         40,000           30,000

     (*) Represents amounts contributed or accrued to the person's account under the Company's Profit Sharing Plan and the Company's Money Purchase Plan, all of which is vested. During the year 2000, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $24,000 and $6,000, respectively. During the year 2001, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $25,500 and $9,500, respectively. During the year 2002, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $17,000 and $13,000, respectively. The Company's Profit Sharing Plan and Money Purchase Plan both have a March 31 fiscal year end. See "Retirement Plans."

Option/SAR Grants in Last Fiscal Year
-------------------------------------
No stock options or stock appreciation rights were granted to any executive officer during the year ended December 31, 2002.

Options/SAR Exercises in Last Fiscal Year and
Unexercised Options/SAR at Fiscal Year End
-------------------------------------------
No stock options or stock appreciation rights were exercised by any executive officers during the year ended December 31, 2002, and no options or stock appreciation rights were held by any executive officer at December 31, 2002.

Omnibus Stock Plan
------------------
The Company's 1999 Omnibus Stock Plan (the "1999 Plan") that covers 500,000 shares of the Company's common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) was adopted by the Board of Directors in March 1999 and approved by shareholders on June 4, 1999. The 1999 Plan is divided into a Stock Option Program under which eligible persons may be granted options to purchase shares of common stock, a Stock Appreciation Program under which eligible persons may be granted the right to receive a payment in the form of cash, stock or a combination of the foregoing and a Restricted Stock Program under which eligible persons may be issued shares of common stock directly either through an immediate purchase or as a bonus. The 1999 Plan and each Program are administered by the Board of Directors or a committee authorized by the Board and consisting of at least two directors each of whom is not an officer or employee of the Company and meets the qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Presently, the 1999 Plan is being administered by the Board of Directors.

Employees, consultants, advisors and directors of the Company are eligible to participate in the 1999 Plan. However, only employees are entitled to receive "incentive stock options" (as provided in Section 422 of the Internal Revenue Code of 1986, as amended) under the Stock Option Program. Under the Stock Option Program, both incentive stock options and options which do not qualify as incentive stock options may be granted. The term of an option may not exceed ten years (or five years in the case of the grant of an incentive stock option to a holder of more than ten percent (10%) of the outstanding common stock). The exercise price per share of common stock under an option may not be less than the fair market value of the common stock on the date of the option grant. In the case of the grant of an incentive stock option to a holder of more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of the option grant. Under the Stock Appreciation Program, stock appreciation rights may be granted separately or in tandem with a stock option. Stock appreciation rights entitle the holder thereof to receive upon exercise of such right without payment to the Company an amount which is not greater than the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the fair market value of a share of common stock on the date of grant of the stock appreciation right. Under the Restricted Stock Program, the Company may issue shares of its common stock directly to eligible persons for consideration consisting of cash, notes or past services rendered by the recipient. The purchase price of the shares may not be less than the fair market value of the Company's common stock on the date of issue. If a recipient terminates his or her employment or other arrangements with the Company before the shares are fully vested, then the recipient is required to surrender to the Company for cancellation all unvested shares and the Company must repay the recipient cash or cash equivalent consideration paid by him or her for those unvested shares and cancel the unpaid principal balance, if any, on any promissory notes attributable to surrender the shares.

In the event of a "change of control event" as defined in the 1999 Plan, all unvested options, stock appreciation rights and restricted stock issuances will immediately become exercisable or vest, as the case may be. The 1999 Plan administrator may override the acceleration of these rights either in the agreement setting forth those rights or prior to the Change of Control Event. A Change of Control Event occurs if (a) more than twenty percent (20%) of the Company's common stock or combined voting power is acquired by a person or entity other than Mr. Erwin Cheldin, the Company or an employee benefit plan of the Company, but not including any acquisition directly from the Company; (b) a majority of the Company's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board of Directors (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); (c) the Company is reorganized, merged or consolidated into another entity; or (d) the shareholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of its assets; unless with respect to (c) or (d), after the event more than eighty percent (80%) of the common stock or the outstanding voting securities of the Company, the surviving company or the company that purchases the Company's assets is still held by persons who were formerly the shareholders of the Company, and no person or entity other than Mr. Erwin Cheldin, the Company, any employee benefit plan of the Company or the resulting company or a twenty percent (20%) shareholder prior to the transaction holds more then twenty percent (20%) of such company's common stock or combined voting power.

All outstanding options, stock appreciation rights and/or unvested stock issuances under the 1999 Plan will terminate upon consummation of (a) a dissolution of the Company or (b) in case no provision has been made for the survival, substitution, exchange or other settlement of any outstanding option, stock appreciation rights and/or unvested stock issuances, a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior to the merger will own less than a majority of the outstanding voting securities of the surviving corporation after the merger, or a sale of all or substantially all of the assets and business of the Company to another corporation.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table shows the total number of outstanding options and shares available for other future issuance of options under the Company's equity compensation plans as of December 31, 2002.

                                                                                                      Number of securities
                                                                                                     remaining available for
                                                                                                      future issuance under
                                            Number of securities to       Weighted-average             equity compensation
                                            be issued upon exercise       exercise price of              plan (excluding
                                            of outstanding options,      outstanding options,        securities reflected in
Plan Category                                warrants, and rights        warrants and rights               column (a))
-------------                                --------------------        -------------------               -----------
                                                    (a)                          (b)                          (c)
Equity compensation plans
approved by security holders:
     1999 Omnibus Stock Plan                       287,000                       $5.36                       213,000

Equity compensation plans not approved
by security holders:                                     0                           0                             0
                                                   -------                       -----                       -------
     Total                                         287,000                       $5.36                       213,000
                                                   =======                       =====                       =======

Retirement Plans
----------------
                               Profit Sharing Plan
                               -------------------
During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan. Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

                               Money Purchase Plan
                               -------------------
During the year ended December 31, 1999, the Company adopted the Unico American Corporation Money Purchase Plan. This plan covers the present executive officers of the Company; namely Lester A. Aaron, Cary L. Cheldin, Erwin Cheldin, and George C. Gilpatrick. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. However, amounts contributed to the Unico American Corporation Profit Sharing Plan will be considered first in determining the actual amount available under the Internal Revenue Service maximum contribution limits. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions
-----------------------------------------------
The Compensation Committee consists of the following Company directors: Cary L. Cheldin, Lester A. Aaron, and Warren D. Orloff. Cary Cheldin is the son of Erwin Cheldin, the President, Chief Executive Officer and Chairman of the Board. During the year ended December 31, 2002, Cary Cheldin was the Executive Vice President of the Company and Mr. Aaron was Treasurer and Chief Financial Officer of the Company.

Executive Compensation Committee Report
---------------------------------------
The Company's compensation package for executive officers primarily consists of a base salary, an annual incentive bonus, long-term incentive or non-cash awards in the form of stock options, and contributions under the Profit Sharing and Money Purchase Plans. The executive compensation program is designed to retain and reward individuals who are capable of leading the Company in achieving its business objectives. The Compensation Committee submits its recommendation to the entire Board of Directors. The philosophy of the Compensation Committee is to maintain a competitive base salary for executive officers and to provide an incentive program that rewards executive officers for achieving certain financial results. Base compensation is determined on a calendar year basis and other incentives are determined when deemed appropriate.

When determining base compensation for the executive officers, the Committee takes into account competitive pay levels in the industry with its emphasis on the median of the survey data. The Committee recommends adjustments to base compensation when it determines that an executive officer's base compensation is not competitive.

When determining bonuses for the executive officers, the Committee first evaluates, and gives primary weight to, the operational and financial performance of the executive management team, including the chief executive officer, as a group. After the team results are determined, individual effectiveness in contributing to the achievement of those results is considered. The financial results, which are reviewed by the Committee, include the Company's net income, revenues and expenses.

The Committee's base compensation review determined that the base salary for the chief executive officer was within a competitive range of others in the industry. However, the Committee recommended that the 2002 base salary for the chief executive officer be reduced to $300,000, which is still in a competitive range of others in the industry.

The Committee's bonus review considered and evaluated the losses incurred by the Company during fiscal year 2001 and 2002 and determined that no bonus should be paid to the chief executive officer for the year ended December 31, 2002. The committee also recommended that the aggregate bonuses paid to all other executive officers for the year ended December 31, 2002, remain approximately the same as the prior year.

Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 (OBRA) limits to $1,000,000 the deductibility for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance based within the meaning of Section 162(m) and the regulations thereunder. For the year ended December 31, 2002, the Company does not contemplate that there will be nondeductible compensation for the executive officers of the Company.

                                                      THE COMPENSATION COMMITTEE
                                                      OF THE BOARD OF DIRECTORS

                                                      Cary L. Cheldin
                                                      Lester A. Aaron
                                                      Warren D. Orloff


Report of the Audit Committee
-----------------------------
Neither the following report of the Audit Committee nor any other information included in this Proxy Statement pursuant to Item 7(d)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934 or pursuant to Rule 306 of Regulation S-K constitutes "soliciting material" and none of such information should be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

Management is responsible for the Company's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company; and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company's independent accountants are in fact "independent."

The Audit Committee has a written charter. It is expected that the charter will be updated later this year to include, prior to the effective dates, the specific responsibilities of the Audit Committee mandated by the Sarbanes-Oxley Act of 2002 and the NASDAQ.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002, with the Company's management.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380). Additionally, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also has discussed with KPMG LLP matters relating to their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                                 Members of the Audit Committee:

                                                 David L. Lewis
                                                 Warren D. Orloff
                                                 Donald B. Urfrig


Performance Graph
-----------------
The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of equity securities traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) and a peer group consisting of all NASDAQ property and casualty companies. The comparison assumes $100.00 was invested on December 31, 1997, in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.
[OBJECT OMITTED]

                      12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
                      --------  --------  --------  --------  --------  --------
Unico American Corp.   $100.0    $92.0     $57.4     $49.4     $45.4     $26.9
NASDAQ Market Index    $100.0   $141.0    $261.5    $157.8    $125.2     $86.5
Peer Group Index       $100.0    $85.3     $64.2     $83.6     $85.3     $87.4

                              CERTAIN TRANSACTIONS
                              --------------------
The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2007. The lease provides for an annual gross rental of $1,025,952. Erwin Cheldin, the Company's president, chairman and principal shareholder, is the owner of the building. On February 22, 1995, the Company signed an extension to the lease with no increase in rent to March 31, 2007. The Company believes that the terms of the lease at inception and at the time the lease extension was signed were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

On November 15, 2002, the Company borrowed $500,000 from Erwin Cheldin, a director and the Company's principal shareholder, president and chief executive officer, and $250,000 from The Cary and Danielle Cheldin Family Trust. Cary L. Cheldin is a director and the Company's executive vice president. The notes are payable on demand of the lender (on no less than fourteen days' notice) and if no demand is made, then the notes are payable in full on November 15, 2006. The notes may be prepaid at any time without penalty. The notes are unsecured bear interest at 8% per annum with interest payable monthly. Proceeds of the notes and available cash from the Company's other operations were used by Unico to make a capital contribution of $1,500,000 to Crusader Insurance Company, its wholly owned subsidiary. This contribution was made to ensure that Crusader's capital remained above $25,000,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% beneficial owners are required by regulation of the SEC to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                             APPOINTMENT OF AUDITORS
                             -----------------------
KPMG LLP has served as the Company's independent auditors since 1996. The Audit Committee has selected them to continue as the Company's auditors and to audit the books and other records of the Company for the year ending December 31, 2003. A representative of KPMG LLP is expected to attend the Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees
----------
The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Form 10-Qs for that fiscal year were approximately $140,000.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------
The Company incurred no fees in 2002 for any financial information systems design and implementation services rendered by KPMG LLP.

All Other Fees
--------------
All other fees of KPMG LLP incurred in 2002 totaled approximately $46,000, including audit-related services of approximately $25,000 and non-audit related services of approximately $21,000. Audit related services included fees for Crusader's actuarial certification (required to be filed with regulatory authorities), the audit of the Company's Profit Sharing Plan, and for services rendered for filings made under Form S-8. Non-audit services included preparation and review of the Company's income tax returns.

The Audit Committee of the Board of Directors has considered whether the provision of the services for which fees were incurred in 2002 as described under "All Other Fees" were compatible with maintaining KPMG's independence. The Audit Committee concluded that the services provided were consistent with KPMG maintaining its independence. The Audit Committee's policy on auditor independence is designed to ensure compliance with applicable federal security laws and regulations.

                                  OTHER MATTERS
                                  -------------
The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

                             SHAREHOLDERS' PROPOSALS
                             -----------------------
Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the 2004 Annual Meeting are advised that their proposals must be received by the Company no later than December 17, 2003, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the 2004 Annual Meeting but does not seek inclusion of that proposal in the Proxy Statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 2, 2004.

                          ANNUAL REPORT TO SHAREHOLDERS
                          -----------------------------
The Company's 2002 Annual Report on Form 10-K includes financial statements for the year ended December 31, 2002, the year ended December 31, 2001, and the year ended December 31, 2000, and is being mailed to the shareholders along with this Proxy Statement. The Form 10-K is not to be considered a part of the soliciting material.
                                             By Order of the Board of Directors,

                                             /s/ Erwin Cheldin
                                             -----------------
                                             Erwin Cheldin
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                                             Woodland Hills, California
                                             April 16, 2003

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and CARY L. CHELDIN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, on May 30, 2003, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.

1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                              (except as marked to the      to vote all nominees
                               contrary below)              listed below


     ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK,
               DAVID A. LEWIS, WARREN D. ORLOFF, DONALD B. URFRIG

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

                      Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.


                 DATED:__________________________________________________,  2003


                       _________________________________________________________
                                                                     (Signature)


                       _________________________________________________________
                                                     (Signature if jointly held)

                       Please date and sign exactly as your name or names appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.

                     PLEASE COMPLETE, SIGN, AND RETURN THIS
                   PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.